Exhibit 4.4
SCHEDULE A TO THE WARRANT
INDENTURE DATED AS OF ●, 2014 BETWEEN
 NUTRITIONAL HIGH INTERNATIONAL INC. AND CST TRUST COMPANY
FORM OF WARRANT CERTIFICATE
[Certificates representing Warrants issued to U.S. Persons, to Persons in the United States or to Persons for the account or benefit of a U.S. Person or a Person in the United States must bear the following legend.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

EXERCISABLE ONLY PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE, AFTER WHICH THIS WARRANT CERTIFICATE SHALL BE NULL AND VOID.

NUMBER ________	CERTIFICATE FOR <>
WARRANTS
WARRANT
TO PURCHASE COMMON SHARES OF NUTRITIONAL HIGH INTERNATIONAL INC.
THIS IS TO CERTIFY THAT, for value received, <> (the "holder") is entitled to subscribe for and to purchase subject to adjustment in certain events as set forth in the Warrant Indenture (as hereinafter defined), AT ANY TIME PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE (as hereinafter defined) for each Warrant represented hereby one fully paid and non-assessable common share ("Common Share") of NUTRITIONAL HIGH INTERNATIONAL INC. (the "Corporation") as constituted on the date hereof, on the basis of one Common Share for each one Warrant, at an exercise price of $0.● (Canadian) per Common Share (the "Exercise Price"), by surrendering this Warrant Certificate to the Warrant Agent specified below with a subscription form (FORM 1) properly completed and executed, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Warrant Agent, for the total purchase price of the Common Shares so subscribed for and purchased.  The expiry date of the Warrants is ●, 2016 (the "Expiry Date").

The holder of this Warrant Certificate may subscribe for and purchase less than the number of Common Shares entitled to be subscribed for and purchased on surrender of this Warrant Certificate.  If the subscription does not exhaust the Warrants represented by this Warrant Certificate, a Warrant Certificate representing the balance of the Warrants will be issued to the holder.  No Warrant Certificate representing fractional Warrants will be issued and the holder hereof understands and agrees that such holder will not be entitled to any cash payment or other form of compensation in respect of a fractional Warrant.  By acceptance hereof, the holder expressly waives any right to receive fractional Common Shares upon exercise hereof in full or in part and further waives the right to receive any cash or consideration in lieu thereof.  If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of this Warrant Certificate is not a whole number, then the number of Common Shares to be issued will be rounded down to the next whole number.
CST Trust Company (the "Warrant Agent") at its principal office in the City of Toronto, Ontario, has been appointed the warrant agent to receive subscriptions for Common Shares and payment of the Exercise Price from holders of Warrant Certificates.  This Warrant Certificate, the subscription form (FORM 1), and a certified cheque, bank draft or money order shall be deemed to be surrendered to the Warrant Agent only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Warrant Agent at the office specified above.  The Corporation may also provide for other places at which this Warrant Certificate may be surrendered for exchange or exercise.  If mail is used for delivery of a Warrant Certificate, for the protection of the holder, registered mail should be used and sufficient time should be allowed to avoid the risk of late delivery.
Upon due exercise of the Warrants represented by this certificate and payment of the total Exercise Price, certificates representing Common Shares subscribed for and purchased will be mailed to the persons specified in the subscription form (FORM 1) at the respective addresses specified therein or, if so specified in the subscription form (FORM 1), delivered to such persons at the office of the Warrant Agent where the applicable Warrant Certificate was surrendered, as soon as reasonably practicable but in any event within three Business Days after the due surrender of such Warrant Certificate and payment as aforesaid, including any applicable taxes.
The Warrants represented hereby and the Common Shares to be issued on exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and the Warrants may not be exercised in the United States or by or for the account or benefit of a person in the United States or a U.S. Person without registration under the U.S. Securities Act and any applicable state securities laws or compliance with an available exemption therefrom.  "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.
This Warrant Certificate may, upon compliance with the reasonable requirements and charges of the Warrant Agent, be divided by completing and executing FORM 2 and delivering the Warrant Certificate to the Warrant Agent.

The Warrants represented by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly recorded on such register of transfers by the Warrant Agent.  Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.
This Warrant Certificate represents Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of ●, 2014, between the Corporation and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrant Certificates, the Corporation and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder of this Warrant Certificate by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Indenture and this Warrant Certificate are for the sole benefit of the Corporation, the Warrant Agent and the Warrantholders.  Words and terms in this Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Indenture.  A copy of the Warrant Indenture will be available for inspection at the principal office of the Warrant Agent in Toronto, Ontario or may be obtained on request without charge from the Corporate Secretary of the Corporation, at Suite 2905, 77 King Street West, Toronto, ON  M5K 1H1.
Nothing contained in this Warrant Certificate, the Warrant Indenture or otherwise shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Corporation or any other right or interest except as herein and in the Warrant Indenture expressly provided.
The Warrant Indenture provides for adjustments to the exercise price of the Warrants and to the number and kind of securities purchasable upon exercise of the Warrants upon the happening of certain stated events including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities exchangeable for or convertible into Common Shares or of other assets or property of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.
The Warrant Indenture provides for the giving of notice by the Corporation prior to taking certain actions specified therein.  The Corporation may from time to time purchase any of the Warrants by private contract or otherwise.  Any such Warrants purchased by the Corporation shall be cancelled.
The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder, resolutions passed at meetings of such Warrantholders held in accordance with such provisions and instruments in writing signed by the Warrantholders entitled to acquire upon the exercise of the Warrants a specified percentage of the Common Shares.
This Warrant Certificate, the Warrants represented by this Warrant Certificate and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its proper officers this ____ day of ___________, 200___.

NUTRITIONAL HIGH INTERNATIONAL INC. By: ____________________________________
Authorized Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.
Dated:
CST TRUST COMPANY By: ____________________________________
Authorized Officer

SUBSCRIPTION FORM
(FORM 1)
THE UNDERSIGNED HOLDER OF THE WITHIN WARRANTS HEREBY IRREVOCABLY SUBSCRIBES FOR           Common Shares of NUTRITIONAL HIGH INTERNATIONAL INC. at Cdn$0.● per Common Share and on the other terms and conditions set out in the Warrant Certificate and Warrant Indenture and encloses herewith a certified cheque, bank draft or money order in Canadian dollars payable to "CST TRUST COMPANY" in payment of the aggregate subscription price therefor.
The undersigned hereby irrevocably directs that the Common Shares be delivered, subject to the conditions set out in this certificate and the provisions of the Warrant Indenture, and that the said Common Shares be registered as follows:
Name(s) in Full and Social Insurance Number(s)	Address(es) (include postal code)	Number of Common Shares

TOTAL:
Please print full name in which certificate(s) are to be issued.  If any of the Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges, if any.
The undersigned certifies that (please check one of the following):
☐	A	The undersigned holder (i) at the time of exercise of the Warrants is not in the United States; (ii) is not a "U.S. person", and is not exercising the Warrants on behalf of a "U.S. person" or a person in the United States; (iii) did not execute or deliver this exercise form in the United States; and (iv) has in all other aspects complied with the terms of Regulation S under the U.S. Securities Act.
☐	B	The undersigned holder (i) is an Original U.S. Purchaser (as such term is defined in the Warrant Indenture) that purchased the Warrants originally for its own account or for the account of a beneficial purchaser (an "Original Beneficial Purchaser"), (ii) is exercising the Warrants solely for its own account or for the account of such Original Beneficial Purchaser and not on behalf of any other Persons; and (iii) each of it and such Original Beneficial Purchaser, if any, was an "accredited investor", that satisfied one or more of the criteria set forth in Rule 501(a) of Regulation D (an "Accredited Investor") under the U.S. Securities Act, on the date the Warrants were purchased from NUTRITIONAL HIGH INTERNATIONAL INC. and is an Accredited Investor on the date hereof.
☐	C	The undersigned holder has delivered to NUTRITIONAL HIGH INTERNATIONAL INC. a written opinion of United States legal counsel (which will not be sufficient unless it is from counsel of recognized standing and such opinion is in form and substance satisfactory to NUTRITIONAL HIGH INTERNATIONAL INC.) to the effect that the Warrants and Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

"U.S. person" and "United States" have the meanings set forth in Regulation S under the U.S. Securities Act.
Note:  Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked.
Certificates representing Common Shares issued upon exercise of Warrants pursuant to Box B or Box C above shall bear the legend set forth in Subsection 4.01(b) of the Warrant Indenture.
DATED this                       day of                                                      , 20     .
__________________________________
Signature of Warrantholder                                                                                                                Signature Guaranteed
Print Name and Address in full below:
Name
Address

(Includes Postal Code)
The signature of the Warrantholder must be guaranteed by a Schedule I Canadian chartered bank of by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.
[   ]            Please check box if certificates representing the Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address set forth above.

TO DIVIDE OR COMBINE WARRANT CERTIFICATES
(FORM 2)
Fill in and sign this FORM 2 and surrender this Warrant Certificate to the Warrant Agent in ample time for new Warrant Certificates to be issued and used.
Deliver to the undersigned Warrantholder, at the address mentioned below, new certificates as follows:
_____________________________________                                 ________________________________ Certificate(s) for
for                  Warrants each
_____________________________________                               ________________________________ Certificate(s) for
for                  Warrants each
_____________________________________                                ________________________________ Certificate(s) for
for                  Warrants each
Dated this        day of                                                                                    , 20     .
____________________________________
                                                                                                          Signature of Warrantholder
Print name and address in full below.
Name
Address

(Includes Postal Code)

FORM OF TRANSFER
(FORM 3)
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers the Warrants represented by this Warrant Certificate to:

Name of Transferee
Address

(Includes Postal Code)
Social Insurance Number(s)
________ of the Warrants registered in the name of the undersigned Transferor represented by the Warrant Certificate and hereby irrevocably constitutes and appoints___________________________________________
(leave this space blank)
as the attorney of the undersigned with full power of substitution to transfer the Warrants on the appropriate register of the Warrant Agent.
DATED this                          day of                                                      , 20     .
__________________________________ Signature Guaranteed	___________________________________ Signature of Transferor
___________________________________ Name of Transferor
___________________________________ Address of Transferor
CERTAIN REQUIREMENTS RELATING TO TRANSFERS
1.	The Warrant Indenture contains certain other requirements relating to the transfer of Warrants, including, among other things, a requirement in certain cases that a written opinion of U.S. counsel of recognized standing be delivered in connection with the transfer of Warrants bearing the legend set forth in Subsection 2.01(c) of the Warrant Indenture, by a U.S. Person or a Person in the United States or a Person holding Warrants for the account or benefit of a U.S. Person or a Person in the United States, to a Person in the United States. These requirements are set forth in Subsection 2.08(h) of the Warrant Indenture.
2.	The signature of the transferor must correspond in every particular with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Schedule I Canadian chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guarantee", or "signature medallion guaranteed" and otherwise be in accordance with industry standards.

SCHEDULE B
FORM OF DECLARATION FOR REMOVAL OF LEGEND
TO:                          Nutritional High International Inc.
AND TO:                          CST Trust Company

The undersigned (A) acknowledges that the sale of securities of Nutritional High International Inc. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a "designated offshore securities market" (as defined in Regulation S) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:
Name of Seller

By:
Name: Title: